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                            IVIVI TECHNOLOGIES, INC.
                               224 PEGASUS AVENUE
                               NORTHVALE, NJ 07647


                                                                January 12, 2010

Ivivi Technologies LLC
460 Park Avenue
21st Floor
New York, New York 10022


Dear Mr. Gluckstern:

         Re: Master Services Agreement in connection with New Jersey Tax Credit Program

         This letter Agreement (the "Agreement") is entered into by Ivivi Technologies, Inc. (the "Company") and Ivivi Technologies LLC (the "Customer") in connection with the Company's potential tax benefit under the New Jersey Tax Credit Transfer Program (the "Program") offered by the New Jersey Economic Development Authority (the "EDA"). Under the Program, the Company may be entitled to approximately $770,000 in tax benefits generated from the Company's net operating losses as of March 31, 2009 and may be entitled to further tax credits for future operating losses if the Company continues to operate its business in compliance with the Program.

         The parties hereto acknowledge and agree that in the event the Company receives at least $770,000 in tax credits under the Program, the Company and the Customer will enter into a Master Services Agreement in the form attached hereto as Exhibit A pursuant to which the Company will provide engineering, regulatory and technology services to the Customer for a flat monthly service fee of $26,000.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

         For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and may be executed via facsimile. Each such counterpart shall be deemed an original instrument, and all such counterparts taken together shall constitute one and the same Agreement.

                             [Signature Page Follow]

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         Please indicate your acknowledgement of this Agreement and acceptance of the promises and covenants as stated herein.



                                                Very truly yours,



                                                Ivivi Technologies, Inc.


                                                By: /s/ Andre' A. DiMino
                                                   --------------------------
                                                     Andre' A. DiMino
                                                     Executive Vice President



Acknowledged and Accepted:



Ivivi Technologies LLC


By: /s/ Steven M. Gluckstern
-----------------------------
Name:  Steven M. Gluckstern
Title:    Managing Member

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                                    Exhibit A




                                                                    CONFIDENTIAL

                        FORM OF MASTER SERVICES AGREEMENT
                                 By and Between
                          IVIVI TECHNOLOGIES, INC. and
                             IVIVI TECHNOLOGIES LLC



This Master Services Agreement (this "Agreement") is entered into and effective as of January ___, 2010 ("Effective Date") by and between IVIVI TECHNOLOGIES, INC. ("Contractor") and IVIVI TECHNOLOGIES LLC ("Customer").

In consideration of the mutual promises set forth below, the parties hereby agree as follows:

1.       Definitions.

"Confidential Information" means all confidential and proprietary information of a party ("Disclosing Party") disclosed to the other party ("Receiving Party"), whether orally or in writing, that is designated as confidential or that reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure, including the terms and conditions of this Agreement (including pricing and other terms), business and marketing plans, technology and technical information, product designs, and business processes. Confidential Information shall not include any information that: (i) is or becomes generally known to the public without breach of any obligation owed to the Disclosing Party; (ii) was known to the Receiving Party prior to its disclosure by the Disclosing Party without breach of any obligation owed to the Disclosing Party; (iii) was independently developed by the Receiving Party without breach of any obligation owed to the Disclosing Party; or (iv) is received from a third party without breach of any obligation owed to the Disclosing Party.

"Deliverables" means all works of authorship, whether in hard copy or electronic form, including but not limited to designs, models, analyses, reports, documentation, summaries, manuals, supporting materials, test results, recommendations and drawings, which are provided by Contractor to Customer.

"Invention" shall mean any idea, design, concept, technique, invention, discovery, or improvement, regardless of patentability, made solely or jointly by Contractor and/or Contractor's employees, or jointly by Contractor and/or Contractor's employees with one or more employees of Customer, during the term of this Agreement and in performance of any work under any SOW under this Agreement, provided that either the conception or reduction to practice thereof occurs during the term of this Agreement and in the performance of work under an SOW issued under this Agreement.

"Services" means the services provided by Contractor and its subcontractors as defined in an SOW issued under this Agreement.

"Statement of Work" or "SOW" means the document(s) agreed upon in writing and executed by Contractor and Customer which defines the Services to be performed under this Agreement, and the Deliverables to be provided. The terms of each SOW is incorporated herein by reference, and, to the extent that an SOW contains additional terms or terms that conflict with any terms of this Agreement, the SOW shall control.

2. Services and Statement of Work. Contractor will make available and manage the Services as described in the SOW(s) attached hereto as Exhibit A. The Services may be provided by Contractor's employees or, with the prior written approval of customer, individuals or organizations under contract with Contractor. A separate SOW will be required for each project, assignment or task requested by Customer. Each SOW will become part of this Agreement by this reference when signed by Contractor and Customer and shall include: (a) a detailed description of Contractor's and Customer's respective responsibilities; (b) an estimated performance schedule including milestones, if applicable; (c) pricing and payment terms; and (d) identification of Contractor and Customer contacts. A SOW may only be amended or modified by a written document signed by authorized representatives of Contractor and Customer.

3.       Confidentiality.

3.1 Confidentiality. The Receiving Party shall not disclose or use any Confidential Information of the Disclosing Party for any purpose outside the scope of this Agreement, except with the Disclosing Party's prior written permission.

3.2 Protection. Each party agrees to protect the confidentiality of the Confidential Information of the other party in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event shall either party exercise less than reasonable care in protecting such Confidential Information.

3.3 Compelled Disclosure. If the Receiving Party is compelled by law to disclose Confidential Information of the Disclosing Party, it shall provide the Disclosing Party with prior notice of such compelled disclosure (to the extent legally permitted) and reasonable assistance, at Disclosing Party's cost, if the Disclosing Party wishes to contest the disclosure.

3.4 Remedies. If the Receiving Party discloses or uses (or threatens to disclose or use) any Confidential Information of the Disclosing Party in breach of this
Section 3, the Disclosing Party shall have the right, in addition to any other remedies available to it, to seek injunctive relief to enjoin such acts, it being specifically acknowledged by the parties that any other available remedies are inadequate.

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4.       Ownership.

4.1 All Deliverables shall be owned by Customer and shall be considered works made for hire by Contractor for Customer. Furthermore, Customer shall own all United States and international copyrights in the Deliverables.

4.2 Contractor hereby assigns to Customer (including its successors and assigns), all Inventions (as defined below) conceived, created or reduced to practice by Contractor or Contractor's employees, agents or subcontractors in the course of the performance of this Agreement, together with the right to seek protection by obtaining patent rights therefor and to claim all rights thereunder, and the same shall become and remain Customer's property regardless of whether such protection is sought. Contractor shall execute (and shall cause its employees, agents and subcontractors to execute) such documents, render such assistance, and take such other actions as Customer may reasonably request, at Customer's expense, to apply for, register, perfect, confirm and protect Customer's rights in any intellectual property hereunder.

4.3 Contractor shall promptly make a complete written disclosure to Customer of each Invention not otherwise clearly disclosed to Customer in the pertinent Deliverables. Contractor shall, upon Customer's request and at Customer's expense, cause patent applications to be filed thereon and shall sign all such applications over to Customer. Contractor shall give Customer and its solicitors all reasonable assistance in connection with the preparation and prosecution of any such patent applications and shall cause to be executed all such assignments or other instruments or documents as Customer may consider necessary or appropriate to carry out the intent of this Agreement.

5.       Fees and Payments.

5.1 Fees. Customer shall pay Contractor for the Services in accordance with the fees, rates and payment terms set forth in the applicable SOW.

5.2 Expenses. Unless expressly contemplated in an SOW, Customer shall not be required to reimburse Contractor for travel and other out-of-pocket expenses incurred by Contractor in connection with performance of the Services.

6.       Warranty and Disclaimer.

6.1 CONTRACTOR WARRANTS THAT ALL SERVICES RENDERED PURSUANT TO THIS AGREEMENT WILL BE PERFORMED IN PROFESSIONAL MANNER CONSISTENT WITH INDUSTRY PRACTICES AND ALL SERVICES PROVIDED HEREUNDER SHALL SUBSTANTIALLY CONFORM TO THE APPLICABLE SOW.

7. Consequential Damages Waiver. IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT FOR (A) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOST DATA, OR ANY OTHER INDIRECT DAMAGES EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY THEREOF, OR (B) ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE EQUIPMENT OR SERVICES

8. Injunctive Relief. Unauthorized use of Confidential Information or Deliverables, or any information contained therein will diminish the value to each party of its trade secrets or proprietary information. Therefore, if either party breaches any of its confidentiality or other obligations hereunder, the other party shall be entitled such equitable relief as may be determined appropriate under the circumstances by a court or tribunal of competent jurisdiction to protect such party's interests therein, including but not limited to injunctive relief, in addition to any monetary damages to which it may be entitled.

9.       Term and Termination.

9.1 The term of this Agreement shall commence on the Effective Date and shall continue in full force for a period of one year thereafter, unless terminated earlier under the provisions of this Section 9. This Agreement shall automatically renew for additional one-year periods, unless either party notifies the other party in writing of its intent to terminate this Agreement at least 30 days prior to the end of the then-current term. Notwithstanding the foregoing, either party may terminate this Agreement at any time and for any reason upon 180 days prior written notice to the other party.

9.2 Failure by either party to comply with any material term or condition under this Agreement or a SOW issued hereunder shall entitle the other party to give the party in default written notice requiring it to cure such default. If the party in default has not cured such default within 30 days of receipt of notice, the notifying party shall be entitled, in addition to any other rights it may have, to terminate this Agreement (and all SOWs issued hereunder) and/or the individual SOW by giving notice effective immediately. Notwithstanding the foregoing, this Agreement and/or any SOW hereunder may be terminated immediately by Customer in the event of Contractor's breach of Sections 3 or 4.

9.3 This Agreement or individual SOW may be terminated immediately by either party through written notice in the event that the other party makes an assignment for the benefit of creditors, or if there are instituted by or against the other party party proceedings in bankruptcy or under any insolvency or similar law or for reorganization, receivership or dissolution.

9.4 The right of either party to terminate this Agreement and/or a SOW shall not be affected in any way by its waiver of or failure to take action with respect to any previous default.

9.5 Upon termination of this Agreement and/or any SOWs, Customer shall pay Contractor for all work performed under the affected SOW(s) up to the effective date of termination at the agreed upon prices, fees and expense reimbursement rates set forth in the relevant SOW(s). In addition Contractor agrees, within 10 days after termination, to deliver to Customer the original and all copies of the Deliverables and related materials in connection with the terminated work for which Contractor has been paid in the course of performance.

9.6 The rights and remedies of each party provided in this Section 9 shall not be exclusive and are in addition to all other rights and remedies provided at law, in equity or otherwise under this Agreement or SOWs hereunder.

9.7 Sections 3, 4, 6, 7, 8, 9 and 10 of this Agreement and any accrued rights to payment shall survive termination, regardless of the reason for termination.

10.      General Provisions.

10.1 Relationship of the Parties. This Agreement does not create a partnership, franchise, joint venture, agency, fiduciary or employment relationship between the parties.

10.2 No Third-Party Beneficiaries. There are no third-party beneficiaries to this Agreement.

10.3 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

10.4 Delays. Neither party shall be responsible for failure to fulfill its obligations under this Agreement (except for payment of money) due to causes beyond its reasonable control, including without limitation, acts of God, strikes, transportation delays, fires, floods, riots, political uprisings or revolutions, labor disputes, freight embargoes, shortage of labor, inability to secure fuel or power at reasonable prices or on account of shortages thereof, or laws or acts of any Federal, state or local government affecting the conduct of the parties, including export licensing restrictions or other export restrictions.

10.5 Waiver and Cumulative Remedies. No failure or delay by either party in exercising any right under this Agreement shall constitute a waiver of that right. Other than as expressly stated herein, the remedies provided herein are in addition to, and not exclusive of, any other remedies of a party at law or in equity.

10.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the provision shall be modified by the court and interpreted so as best to accomplish the objectives of the original provision to the fullest extent permitted by law, and the remaining provisions of this Agreement shall remain in effect.

10.7 Assignment. Neither party may assign any of its rights or obligations hereunder, whether by operation of law or otherwise, without the prior express written consent of the other party. Notwithstanding the foregoing, Customer may assign this Agreement together with all rights and obligations hereunder, without consent of Contractor, in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets. Any attempt by a party to assign its rights or obligations under this Agreement in breach of this section shall be void and of no effect. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties, their respective successors and permitted assigns.

10.8 Governing Law. This Agreement shall be governed exclusively by the internal laws of the State of New Jersey, without regard to its conflicts of laws rules.

10.9 Export Control Laws. Each party shall comply with all United States and foreign export control laws or regulations applicable to its performance under this Agreement.

10.10 Entire Agreement. This Agreement, including all exhibits and addenda hereto, constitutes the entire agreement between the parties, and supersedes all prior and contemporaneous agreements, proposals or representations, written or oral, concerning its subject matter. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom the modification, amendment or waiver is to be asserted. Notwithstanding any language to the contrary therein, no terms or conditions stated in a Customer purchase order or in any other Customer order documentation shall be incorporated into or form any part of this Agreement, and all such terms or conditions shall be null and void.

10.11 Counterparts. This Agreement may be executed in counterparts, which taken together shall form one legal instrument

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the later date set forth below:



IVIVI TECHNOLOGIES, INC.                       IVIVI TECHNOLOGIES LLC


By:____________________________________        By:______________________________
Name:__________________________________        Name:____________________________
Title:_________________________________        Title:___________________________
Date:__________________________________        Date:____________________________

                                    EXHIBIT A

                             STATEMENT OF WORK (SOW)

                           Dated ______________, 2010

Description of Services

         Contractor will perform the services described in Appendix A hereto.

Staffing

         Contractor will employ no fewer than four qualified full-time engineers or, with the prior written consent of Customer, contract with a third party that will provide an equivalent level of services.

Performance Standards; Termination

         In the event that Customer is dissatisfied with the performance of the Services hereunder for any reason, in addition to any remedies set forth in the Agreement, Customer may notify Contractor in writing, specifying in reasonable detail the deficiencies in the Services provided by Contractor. If such deficiencies are not cured by Contractor to Customer's satisfaction within 30 days following such notice, Customer may terminate this SOW and/or the Agreement immediately or mutually agree with Contractor to reduce the Monthly Service Fee.

Monthly Service Fee; Payment Terms.

         Customer shall pay to Contractor a flat monthly service fee of $26,000, payable in advance at the beginning of each calendar month. In the event that the initial month or final month of the term of this SOW or the Agreement is not a full calendar month, the payment for such month shall be appropriately pro rated.

                                   APPENDIX A

        Description of Services (Statement of Work dated ________, 2010)


                      Services to be provided by Contractor
       Engineering (including QA and QC), Regulatory Compliance and Other

Engineering Services

Electronic, Mechanical, Software & QA-QC Disciplines
Project management and reporting
Engineering support for basic and applied R&D
Bread-board proof-of-concept prototyping
Documentation and CAD Drawing support for patent submissions and other needs Conceptual to commercial engineering
Conceptual prototyping and Pre-production modeling
Clinical Trial Technical Support
Production design - Circuit design, schematics, mechanicals, documentation, testing
Interface for potential partners and due diligence on engineering, design and production
Liaison for outsourced design and/or production
Engineering support for FDA, CE, ETL, ISO filings
Certification control of test and lab equipment

QA-QC creation, implementation and maintenance

Regulatory Compliance System

FDA               On-site Inspections
                  GMP Documentation and Process
                  SOP Maintenance and Updating pursuant to revised standards Document Change Notice system
                  DMR, DHF, Design Review, Design Verification
                  Complaint processing and MDR Reporting
                  CAPA System and Implementation
CE                Applicable provisions of above, plus:
                  On-site Inspections
                  Technical File Control and Revision
                  International Standards Maintenance
13485             Applicable provisions of above, plus:
                  On-site Audit and Inspection
                  Documentation control
                  Standards file (14907)
ETL               Applicable provisions of above, plus:
                  Quarterly on-site inspections
                  Standards control (60601, etc.)
CMDCAS            Applicable provisions of above, plus:
                  On-site and telephonic audits
                  Registered US site for service
                  Submission of Change Notices

Operations Services
Fulfillment including warehousing, shipping and related paperwork